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MINIMUM RETIREMENT INCOME BENEFIT RIDER
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This Rider is attached to and made part of this Contract as of the Contract
Date. All terms of the Contract that do not conflict with this Rider apply to this Rider. In the event of any conflict between the terms of this Rider and the terms of the Contract, the terms of this Rider shall prevail over the terms of the Contract.

DEFINITION OF TERMS

Terms not defined in this Rider shall have the meaning given to them in the
Contract. For purposes of this Rider, the following definitions shall apply:

ANNUAL AMOUNT - The amount that can be withdrawn each GMWB Year under the
Guaranteed Minimum Withdrawal Benefit ("GMWB") during the GMWB Term. The Annual
Amount initially is an amount equal to 5% of the Benefit Amount. The Annual
Amount shall be adjusted as described herein in the event of: (1) subsequent purchase payments to the Contract received during the GMWB Term; (2) Withdrawals from the Contract in excess of the Annual Amount made during the GMWB Term; or
(3) Reset.

BENEFIT AMOUNT - An amount equal to the Contract Value at the close of the Final
GMAB Term.

FINAL GMAB TERM - That GMAB Term in which no new GMAB Term is elected.

GMAB TERM - The initial period of two to 15 years (no partial years are permitted), as elected in the application, starting on the Contract Date and ending on the applicable Contract Anniversary. For example, an initial GMAB Term of five years will start on the Contract Date and end on the fifth Contract
Anniversary.

An Owner also may elect a new GMAB Term of two to 15 years (no partial years are permitted), by providing written notice to SBL at least 60 days prior to the close of the current GMAB Term. Any new GMAB Term will start on the Valuation
Date following the close of the prior GMAB Term and will end on the applicable anniversary of the start date of that GMAB Term. For example, assuming an initial GMAB Term of seven years and subsequent GMAB Terms of four, three and two years for a Contract issued on November 1, 2005, the GMAB Terms would start and close on the dates below:

================================================================================
   CONTRACT
  ISSUE DATE         GMAB TERM     GMAB TERM START DATE     GMAB TERM CLOSE DATE
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November 1, 2005      7-Year         November 1, 2005         November 1, 2012
                      4-Year         November 2, 2012         November 2, 2016
                      3-Year         November 3, 2016         November 3, 2019
                      2-Year         November 4, 2019         November 4, 2021
================================================================================

If a GMAB Term closes on a date that is not a Valuation Date, the GMAB Term
Close Date shall be the Valuation Date next following the GMAB Term Close Date.

GMWB START DATE - The Valuation Date immediately following the close of the
Final GMAB Term.

GMWB TERM - The period that starts on the GMWB Start Date and ends on the date of termination of the GMWB.

GMWB YEAR - GMWB Years are measured from the GMWB Start Date or, in the event of a Reset, from the Reset Date.

INVESTMENT ADVISER - The investment adviser designated in the current Contract prospectus and engaged by the Owner to provide investment management services in connection with the Contract Value, or any replacement investment adviser designated by an affiliate of SBL.

REMAINING BENEFIT AMOUNT - The amount available for future Withdrawals made under the GMWB. The Remaining Benefit Amount initially is equal to the Benefit
Amount. The Remaining Benefit Amount shall be adjusted as described herein upon:
(1) subsequent purchase payments to the Contract received during the GMWB Term;
(2) Withdrawals from the Contract made during the GMWB Term; or (3) Reset.

RESET - An increase in the Remaining Benefit Amount to an amount equal to 100%
of the Contract Value on the Reset Date.

RESET DATE - Any Valuation Date after the fifth (5th) anniversary of the GMWB
Start Date on which we accept your election of a Reset of the Remaining Benefit
Amount. Any subsequent Reset Date shall be on or after the fifth (5th)
anniversary of the most recent Reset Date.

WITHDRAWAL - For purposes of this Rider, the term "Withdrawal" is the withdrawal of Contract Value, including any applicable withdrawal charges and any charges for premium taxes and/or other taxes. Amounts withdrawn under this Rider will reduce the Contract Value by the amount withdrawn and will be subject to the same conditions, limitations, restrictions and all other fees, charges and deductions, if applicable, as Withdrawals otherwise made under the terms of the
Contract.

YOU OR YOUR - "You" or "your" refers to the Owner as defined in the Contract.

INTRODUCTION

This Rider provides the following benefits, which are described below: (1) a
Guaranteed Minimum Accumulation Benefit ("GMAB"), which provides a minimum
Contract Value at the close of each GMAB Term; and (2) a Guaranteed Minimum
Withdrawal Benefit ("GMWB"), which makes available a minimum withdrawal amount each GMWB Year during the GMWB Term until the Remaining Benefit Amount equals $0 or the GMWB is otherwise terminated. This Rider may be purchased on the Contract
Date; provided that the age of each Owner and Annuitant is 80 or younger on the date of purchase.

This Rider is issued by SBL on the condition that you have engaged the
Investment Adviser to provide investment management services in connection with your Contract. IF YOU TERMINATE THE SERVICES OF THE INVESTMENT ADVISER, THIS
RIDER WILL AUTOMATICALLY TERMINATE AS OF THE DATE NOTIFICATION OF SUCH
TERMINATION IS RECEIVED BY SBL, AND NO FURTHER RIDER CHARGES WILL BE DEDUCTED AS
OF THAT DATE. SEE "TERMINATION OF THE RIDER," BELOW.

GUARANTEED MINIMUM ACCUMULATION BENEFIT ("GMAB")

Subject to the terms and conditions described herein, SBL will increase your
Contract Value to the GMAB amount (as defined below), if at the close of the
GMAB Term your Contract Value is less than that amount.

GMAB - The GMAB as calculated at the close of the initial GMAB Term is an amount equal to (a) minus (b), as defined below:

   (a)  An amount equal to the applicable percentage of the applicable purchase payments, as set forth in the table below;

   (b)  A pro rata adjustment for any Withdrawals. The adjustment for each such
        Withdrawal is calculated by multiplying the GMAB amount immediately prior to the Withdrawal, by the ratio of (1) to (2) where: (1) is equal to the amount of the Withdrawal; and (2) is equal to the Contract Value immediately prior to the Withdrawal.

      ===================================================================
      INITIAL TERM       APPLICABLE %     APPLICABLE PURCHASE PAYMENTS
      -------------------------------------------------------------------
      2 to 5 years            95%         Initial Purchase Payment

      6 to 10 years          100%         Purchase Payments received
                                          during first Contract Year

      11 to 15 years         105%         Purchase Payments received
                                          during first two Contract Years
      ===================================================================

NEW GMAB TERM - If you wish to elect a new GMAB Term at the end of the initial or any subsequent GMAB Term, you must notify SBL in writing at least 60 days prior to the close of the current GMAB Term. Your written notice must specify the length of the new GMAB Term, which may be a period of two to 15 years (no partial years are permitted) as you elect in your written notice. SBL reserves the right to increase your Rider Charge if you elect a new GMAB Term, effective at the start of such new GMAB Term. See "General Provisions - Rider Charge,"
below. Your new GMAB as calculated on the start date of that GMAB Term is an amount equal to (c) minus (d), as defined below:

   (c)  An amount equal to the applicable percentage of the applicable amount on the start date of the new GMAB Term, as set forth in the table below;

   (d)  A pro rata adjustment for any Withdrawals. The adjustment for each such
        Withdrawal is calculated by multiplying the GMAB amount immediately prior to the Withdrawal, by the ratio of (1) to (2) where: (1) is equal to the amount of the Withdrawal; and (2) is equal to the Contract Value immediately prior to the Withdrawal.

       ==================================================================
       NEW TERM           APPLICABLE %     APPLICABLE AMOUNT
       ------------------------------------------------------------------
       2 to 5 years            95%         Contract Value

       6 to 10 years          100%         Contract Value, plus Purchase
                                           Payments received during first
                                           year of new GMAB Term

       11 to 15 years         105%         Contract Value, plus Purchase
                                           Payments received during first
                                           two years of new GMAB Term
       ==================================================================

PAYMENT OF ADDITIONAL AMOUNT - On the last Valuation Date of any GMAB Term, SBL will apply an additional amount to the Contract if the Contract Value on that date is less than the GMAB amount for that GMAB Term. The additional amount will be equal to the difference between the Contract Value on the last Valuation Date of the term and the GMAB amount. The additional amount will be allocated among the Accounts in the same proportion as Contract Value is allocated on the last
Valuation Date of the GMAB Term. No additional amount will be applied if the
Contract Value on the last Valuation Date of the GMAB Term is greater than or equal to the GMAB amount.

If, on the last Valuation Date of any GMAB Term, the Contract is annuitized, the death of the Owner occurs, or a full Withdrawal of Contract Value is made, the
Contract Value will reflect any such additional amount, prior to the payment of any annuity, death or full Withdrawal benefit.

EARLY TERMINATION OF GMAB - During any GMAB Term, the Owner may elect to terminate the GMAB prior to the close of the GMAB Term and start the GMWB by sending SBL a written notice to that effect. Upon receipt of such notice, SBL shall: (1) set the Benefit Amount equal to Contract Value on the date of receipt of such notice; (2) set the Annual Amount equal to 5% of such Benefit Amount;
(3) set the GMWB Start Date as the date of receipt of such notice; and (4)
terminate the GMAB without payment of any additional amount.

TERMINATION OF GMAB - The GMAB will terminate upon the earliest of: (1)
termination of this Rider as discussed below; (2) any expiration of a GMAB Term without election of a new GMAB Term; (3) any early termination of the GMAB by the Owner as described above; or (4) any Valuation Date as of which the GMAB is adjusted to equal zero as a result of a Withdrawal. The GMAB may not be reinstated by purchase payments or otherwise following termination. If the GMAB is terminated prior to the close of any GMAB Term, the Contract will not be eligible for payment of any additional amount at the close of that GMAB Term.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT ("GMWB") Subject to the terms and conditions described herein, the GMWB allows for Withdrawals in amounts up to the Annual Amount each GMWB Year during the GMWB Term, regardless of the amount of Contract Value available, until the Remaining Benefit Amount equals zero.
Each Withdrawal will decrease the amount of Contract Value and the Remaining
Benefit Amount, but if your Withdrawals do not exceed the Annual Amount in any
GMWB Year during the GMWB Term, you are guaranteed to be able to make aggregate
Withdrawals in an amount equal to at least your Benefit Amount.

The GMWB also provides that, on any Valuation Date after the fifth (5th)
anniversary of the GMWB Start Date, you may elect to Reset the Remaining Benefit
Amount to an amount equal to 100% of the Contract Value; provided that the
Contract Value on the Reset Date is greater than the Remaining Benefit Amount.

DETERMINING INITIAL VALUES - The Remaining Benefit Amount and Annual Amount are
first set at the close of the Final GMAB Term.

SUBSEQUENT PURCHASE PAYMENTS - Purchase Payments received on and after the GMWB
Start Date will result in an adjustment to the Remaining Benefit Amount and
Annual Amount. The adjustments will be made on the Valuation Date following the
Valuation Period in which such subsequent Purchase Payment is received.

Upon receipt of a Purchase Payment on or after the GMWB Start Date, SBL will increase the Remaining Benefit Amount by an amount equal to 100% of such
Purchase Payment. The Annual Amount will be increased by an amount equal to 5%
of such Purchase Payment.

WITHDRAWALS - During the GMWB Term, you may withdraw up to the Annual Amount each GMWB Year, regardless of the amount of Contract Value available, until the
Remaining Benefit Amount equals zero. Withdrawals in a GMWB Year of an amount up to the Annual Amount shall reduce the Remaining Benefit Amount by the total amount of such Withdrawals. Such Withdrawals may be taken in a lump sum, in multiple Withdrawals or in a series of pre-authorized Withdrawals within the
GMWB Year. Any portion of the Annual Amount not withdrawn during a GMWB Year may not be carried over for Withdrawal in the next GMWB Year. If the amount of
Withdrawals in a GMWB Year exceeds the Annual Amount, such excess amount shall be treated as an excess Withdrawal, as discussed below.

Withdrawals up to the Annual Amount in a GMWB Year are not subject to a
Withdrawal Charge; however, such amounts reduce the amount available for
Withdrawal under the Free Withdrawal provision of the Contract. For the purpose of calculating the Withdrawal Charge on future Withdrawals that exceed the
Annual Amount, Withdrawals of up to the Annual Amount do not reduce purchase payments.

If a Withdrawal during the GMWB Term causes the total amount withdrawn during the GMWB Year to exceed the Annual Amount, SBL will reduce the Remaining Benefit
Amount and Annual Amount by a percentage determined by dividing: (a) the amount of the excess Withdrawal; by (b) the amount of Contract Value immediately prior to the Withdrawal reduced by any Annual Amount that is being withdrawn.

For example, assuming: (1) a Remaining Benefit Amount of $80,000; (2) an Annual
Amount of $5,000; (3) a Contract Value of $40,000; and (4) a Withdrawal of
$8,000 (an excess of $3,000 over the Annual Amount); the reduction of the
Remaining Benefit Amount and Annual Amount would be calculated as follows:

          (a) Excess Withdrawal Amount                          $ 3,000
------------------------------------------------------------- = ------- = 0.0857
(b) Contract Value less Annual Amount that is being withdrawn   $35,000

Annual Amount of $5,000 multiplied by 0.0857 = $428.50 for a reduced Annual
Amount of $4,571.50

Remaining Benefit Amount of $80,000 less Withdrawal of Annual Amount of $5,000 =
$75,000 which is multiplied by 0.0857 = $6,427.50 for a reduced Remaining
Benefit Amount of $68,572.50

In no event may a Withdrawal exceed the greater of Contract Value or the available Annual Amount. As set forth below, the Rider and Contract will automatically terminate in the event of a full Withdrawal of Contract Value pursuant to Withdrawal of an amount that exceeds the Annual Amount for that GMWB
Year.

If at any time, the Contract Value is less than the Annual Amount, the following shall apply:

   1.  Withdrawals will be limited to an amount up to the Annual Amount, until the Remaining Benefit Amount is reduced to zero;

   2.  Withdrawals will be paid under a series of pre-authorized Withdrawals under a monthly, quarterly, semiannual or annual payment frequency, as elected by the Owner;

   3.  No additional Purchase Payments will be accepted under the Contract;

   4.  Any Remaining Benefit Amount that exceeds Contract Value will not be available for payment in a lump sum and may not be applied to provide payments under an Annuity Option; and

   5.  This Rider and the Contract will effectively terminate on the Valuation
       Date following the day the last Withdrawal, under the series of pre-authorized Withdrawals, reduces the Remaining Benefit Amount to zero.

TERMINATION OF GMWB - The GMWB will terminate upon the earlier of termination of this Rider as discussed below, or upon reduction of the Remaining Benefit Amount to zero. No Reset is available after termination of the GMWB. The GMWB may not be reinstated by purchase payments or otherwise after termination.

ELECTION OF RESET - You may elect, on any Valuation Date after the fifth (5th)
anniversary of the GMWB Start Date and before the Annuity Start Date, to Reset the Remaining Benefit Amount to an amount equal to 100% of the Contract Value on the Reset Date. SBL reserves the right to increase your Rider Charge if you elect a Reset. Any such increase shall be effective on the Reset Date. See
"General Provisions - Rider Charge," below.

The election to Reset must be received, in a form acceptable to SBL, at the Home
Office. The Reset election shall be effective at the close of the Valuation
Period in which it is received at our Home Office; provided, however, that SBL will accept a Reset election only if Contract Value on the date of receipt of the Reset election exceeds the Remaining Benefit Amount. Any request to Reset received on a date in which the Contract Value does not exceed the Remaining
Benefit Amount shall be void, and the Owner must submit a new Reset request. Any such Reset request will be effective on the date of receipt; provided that
Contract Value on that date exceeds the Remaining Benefit Amount.

On each Reset Date, SBL will:

   1.  Reset the Remaining Benefit Amount to an amount equal to 100% of the
       Contract Value on the Reset Date; and

   2.  Reset the Annual Amount to equal 5% of the adjusted Remaining Benefit
       Amount; provided that such amount is greater than the Annual Amount in effect immediately prior to the Reset (if such amount is not greater than the Annual Amount in effect immediately prior to the Reset, the Annual
       Amount will not change).

After SBL effects a Reset, the Remaining Benefit Amount and Annual Amount shall be adjusted by any subsequent Purchase Payments and/or Withdrawals as described above. Also, a new GMWB Year shall begin upon Reset and subsequent GMWB Years shall be measured from the most recent Reset Date.

Once a Reset has been elected and is in effect, another Reset may not be elected until on or after the fifth (5th) anniversary of the most recent Reset Date. SBL will confirm your Reset election in writing. SBL reserves the right to require that: (1) the Reset Date be a Contract Anniversary; and (2) any request to Reset be received within the 30 - day period preceding the Contract Anniversary.

GENERAL PROVISIONS

CONTINUATION OF RIDER IF SURVIVING SPOUSE CONTINUES CONTRACT - If the Owner dies while this Rider is in effect, the surviving spouse of the deceased Owner may elect to continue the Contract in accordance with its terms. Provided that the surviving spouse has not yet attained age 80 as of the date of the Owner's death, the surviving spouse may elect to also continue this Rider in accordance with its terms. The option to continue this Rider is available only upon the first death of any Owner and is not available upon the death of the surviving spouse. If the surviving spouse is younger than age 80 as of the date of the
Owner's death and elects to continue the Rider, then the provisions of this
Rider will continue, unless otherwise terminated, and no death benefit will be paid under the Contract in connection with the death of the Owner.

If the surviving spouse is age 80 or older as of the date of the Owner's death, this Rider shall terminate effective on that date.

TERMINATION OF RIDER - Once elected, this Rider will remain in force unless it is automatically terminated. The Rider will automatically terminate on the earliest of the dates indicated below:

   1.  upon any Valuation Date as of which Contract Value is zero and the
       Remaining Benefit Amount is reduced to zero;

   2.  upon a full Withdrawal of Contract Value in an amount that exceeds the
       Annual Amount during the GMWB Term;

   3.  upon a full Withdrawal of Contract Value during the GMAB Term;

   4.  the date of the first death of an Owner or, if any Owner is a Non-natural
       Person, upon the death of the Annuitant or a Joint Owner that is a natural person; provided that if the surviving spouse of the deceased
       Owner has not yet attained age 80 as of the date of the Owner's death and elects to continue the Contract in accordance with its terms, then the provisions of this Rider will continue, unless otherwise terminated;

   5.  the Valuation Date as of which the Contract is terminated in accordance with the terms of the Contract;

   6.  the Annuity Start Date; or

   7.  the date of SBL's receipt of notification of termination by the Owner of investment management services provided by the Investment Adviser.

Upon termination of the Rider, the Owner will no longer be entitled to GMAB or
GMWB benefits, and no Rider Charge will be deducted.

Notwithstanding anything herein to the contrary, SBL reserves the right to allow reinstatement of this Rider after termination pursuant to item 7 above. Any such reinstatement will take effect at the Rider Charge in effect for new issues on the date SBL reinstates the Rider. The Owner will be required to elect a GMAB
Term of two to 15 years (no partial years are permitted) and SBL will determine the GMAB as described under "Guaranteed Minimum Accumulation Benefit ("GMAB") -
Subsequent GMAB Term"; provided that the applicable amount will be Contract
Value on the date the Rider is reinstated rather than as of the close of the prior GMAB Term. SBL reserves the right to allow such reinstatement only on a
Contract Anniversary.

RIDER CHARGE - SBL will deduct a charge for this Rider as set forth in the
Contract. Any portion of the Rider Charge that SBL deducts from Fixed Account
Contract Value (if the Fixed Account is available under the Contract) will not be greater than the annual interest credited in excess of the Guaranteed Rate.

The annual Rider Charge is set forth on the Contract Data Page. SBL may increase the Rider Charge if you elect a new GMAB Term or a Reset. Any increased Rider
Charge will be effective on the first day of the new GMAB Term or the Reset
Date. The Rider Charge will never exceed the maximum Rider Charge set forth on the Contract Data Page. If you do not elect a new GMAB Term or a Reset, SBL guarantees that the Rider Charge established on the Start Date of this Rider will not change.

SUBSEQUENT PURCHASE PAYMENTS - SBL reserves the right to restrict subsequent purchase payments so long as this Rider remains in effect.

START DATE - This Rider is effective on the Contract Date.

All other terms and conditions of the Contract remain unchanged by this Rider.

SECURITY BENEFIT LIFE INSURANCE COMPANY

/s/ J. Michael Keefer
-----------------------------------
J. Michael Keefer
Secretary

V6092 (10-04)